Page 1 – Tennant Company Reports Second Quarter 2026 Results

Tennant Company Reports Second Quarter 2026 Results

Order Growth and Robotics Momentum Continued as Margin Recovery Progressed More Slowly Than Expected

Net Sales of $324 Million, a 1.7% Increase over Prior-Year Period

Adjusted EBITDA of $35 Million as Residual ERP and EMEA Cost Pressures Weighed on Margin

Full-Year Net Sales Guidance Raised to $1.270 - $1.310 Billion; Adjusted EBITDA Guidance Lowered to $155 - $170 Million

MINNEAPOLIS, MN (Aug. 5, 2026)—Tennant Company ("Tennant" or the "Company") (NYSE: TNC) today reported its financial results for the quarter ended June 30, 2026.

(In millions, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Incr / (Decr)	2026	2025	Incr / (Decr)
Net sales	$324.0	$318.6	1.7%	$621.9	$608.6	2.2%
Net income	$7.6	$20.2	(62.4)%	$7.8	$33.3	(76.6)%
Diluted EPS	$0.44	$1.08	(59.3)%	$0.45	$1.77	(74.6)%

Adjusted diluted EPS(a)	$0.83	$1.49	(44.3)%	$1.41	$2.60	(45.8)%
Adjusted EBITDA(a)	$35.3	$51.0	(30.8)%	$64.4	$92.0	(30.0)%
Adjusted EBITDA(a) margin %	10.9%	16.0%	(510) bps	10.4%	15.1%	(470) bps
Highlights
•ERP stabilization held during the quarter, though the expected optimization benefits did not fully materialize, with residual inefficiencies in North America and continued pricing and volume pressure in EMEA weighing on results.
•Orders of $339.5 million increased 6.6% year over year, growing across most regions and building backlog to $127 million, reinforcing healthy underlying demand.
•Net sales of $324.0 million increased 1.7% year over year, reflecting price realization and favorable foreign currency effects, partially offset by an organic sales decline driven by softer volumes in EMEA and APAC.
•Adjusted EBITDA(a) of $35.3 million, or 10.9% of net sales, declined compared to the prior year as gross margin and cost leverage fell short of expectations, driven by residual ERP-related inefficiencies in North America and pricing and cost pressure in EMEA.
•Adjusted diluted EPS(a) of $0.83 declined compared to the prior year, primarily due to lower gross margin rates and higher operating costs, partially offset by the benefit of share repurchases.
•Robotics momentum continued to build, with AMR sales of approximately $31 million increasing 37% year over year, underscoring progress toward the Company's $250 million AMR revenue target by 2028.
(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 2 – Tennant Company Reports Second Quarter 2026 Results
“Our second quarter results reflect solid demand and order growth, though margin recovery progressed more slowly than we expected,” said Dave Huml, Tennant President and Chief Executive Officer. “Orders grew across most of our regions, robotics revenue grew approximately 37%, and backlog continued to build, underscoring the strength of underlying demand for our products. At the same time, residual ERP-related inefficiencies in North America and margin pressure in EMEA weighed on profitability more than we anticipated. We are taking targeted actions to address these challenges. Reflecting the strength of our order book, backlog, and continued robotics momentum, we are raising our full-year net sales guidance while lowering our full-year Adjusted EBITDA guidance range to reflect both the profitability impacts experienced in the first half of the year and a more measured pace of margin recovery in the second half.”
Net Sales
Consolidated net sales for the second quarter of 2026 totaled $324.0 million, a 1.7% increase compared to consolidated net sales of $318.6 million in the second quarter of 2025. The components of the consolidated net sales change were as follows:

	Three Months Ended June 30,	Six Months Ended June 30,
	2026 vs. 2025
Price	3.0%	3.6%
Volume	(3.5)%	(4.8)%
Organic decline	(0.5)%	(1.2)%
Acquisitions	0.6%	0.6%
Foreign currency	1.6%	2.8%
Total	1.7%	2.2%
Organic Sales
Organic sales, which exclude the effects of foreign currency and acquisitions, decreased 0.5% in the second quarter compared to the prior year. This decrease was the result of price realization being more than offset by lower volume, reflecting production and fulfillment constraints in North America and softer demand in certain EMEA and APAC markets.

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic sales growth / (decline)	1.4%	(2.8)%	(10.6)%	(0.5)%	(0.7)%	(1.0)%	(6.8)%	(1.2)%
Americas(b): The 1.4% increase in the second quarter was primarily driven by price realization and continued strength in Latin America, partially offset by lower volumes in North America due to production and fulfillment constraints.
EMEA(c): The 2.8% decrease in the second quarter was primarily due to lower equipment volumes in certain European markets, including parts of Southern Europe and the Benelux region, as well as softer demand in export markets impacted by geopolitical developments in the Middle East.
APAC(d): The 10.6% decrease in the second quarter was primarily driven by lower equipment volumes across most countries, reflecting softer market demand and distributor overstock in certain markets, partially offset by price realization and volume growth in India.

(b) Includes North America and Latin America.
(c) Includes Europe, the Middle East, and Africa.
(d) Includes China, Australia, Japan, and other Asian markets.
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Page 3 – Tennant Company Reports Second Quarter 2026 Results
Operating Results
The gross profit margin of 39.5% in the second quarter of 2026 was 260 basis points lower compared to the second quarter of 2025. The margin rate decline was driven primarily by ERP-related recovery costs, supply constraints, and elevated freight and tariff-related material costs in North America. In EMEA, margin was pressured by competitive price concessions, volume deleverage, and unfavorable mix. These impacts were partially offset by price realization and cost management actions.
Selling and administrative ("S&A") expense totaled $99.5 million in the second quarter of 2026, a $5.8 million increase compared to the second quarter of 2025. The increase was primarily driven by unfavorable foreign currency, higher people-related costs and technology spend, partially offset by lower bad debt expense and other administrative expenses. S&A expense as a percentage of sales was 30.7% in the second quarter of 2026, compared to 29.4% in the second quarter of 2025. Adjusted S&A(a) as a percentage of net sales increased to 29.1% in the second quarter of 2026, compared to 27.3% in the second quarter of 2025.
Research and development ("R&D") expense totaled $12.5 million in the second quarter of 2026, compared to $9.8 million in the second quarter of 2025. The increase was primarily driven by continued investment in innovation, including robotics and autonomous solutions.
Adjusted EBITDA(a) was $35.3 million in the second quarter of 2026, compared to $51.0 million in the prior-year period. The decrease in Adjusted EBITDA(a) was primarily due to gross margin declines coupled with S&A deleverage. Adjusted EBITDA margin(a) for the second quarter of 2026 was 10.9%, down 510 basis points compared to 16.0% in the prior-year period.
Net income was $7.6 million in the second quarter of 2026, compared to $20.2 million in the second quarter of 2025. Adjusted net income(a) was $14.4 million in the second quarter of 2026, a decrease of $13.4 million compared to the second quarter of 2025. The decrease was primarily driven by lower operating performance from gross margin compression coupled with S&A deleverage.
Adjusted diluted EPS(a) was $0.83 in the second quarter of 2026, compared to $1.49 in the second quarter of 2025. The decrease was driven by lower adjusted net income resulting from gross margin compression and S&A deleverage, partially offset by a reduction of approximately 1.5 million diluted weighted average shares outstanding versus the prior-year period.
Cash Flow, Liquidity and Capital Allocation
Tennant generated $5.0 million of cash flow for operating activities during the second quarter of 2026, a $17.5 million decrease compared to the prior‑year period, primarily driven by lower operating performance and increased working capital requirements, including higher accounts receivable and inventory balances and lower accounts payable. Working capital levels and cash conversion were adversely affected by operational and process inefficiencies associated with the North America ERP implementation, and management remains focused on improving working capital efficiency as stabilization and fulfillment efforts progress.
Liquidity remained strong with a balance of $76.9 million in cash and cash equivalents at the end of the second quarter, and $289.4 million of unused borrowing capacity under the Company's revolving credit facility.
The Company continues to strategically deploy cash flow to meet operational capital requirements and to return capital to shareholders in alignment with its capital allocation priorities. During the second quarter of 2026, the Company invested $5.3 million in capital expenditures and returned $5.3 million to shareholders through dividends. The Company remains diligent in managing its debt and maintaining a strong balance sheet. The Company had a net leverage ratio (Adjusted Net Debt(a) / trailing twelve months (TTM) Adjusted EBITDA(a)) of 2.0 times as of June 30, 2026.

(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 4 – Tennant Company Reports Second Quarter 2026 Results
2026 Guidance
Our first-half results reflect solid demand and order growth, though gross margin recovery progressed more slowly than we anticipated. Residual ERP-related inefficiencies in North America, together with pricing and volume pressure in EMEA and incremental freight and material costs tied to Middle East disruptions, weighed on margin performance during the second quarter. Order momentum remained healthy, with orders up 6.6% year over year and backlog building to $127 million, and robotics revenue grew approximately 37% year over year. Based on our first-half performance and our outlook for the second half, we are raising our full-year net sales guidance, reflecting our order and backlog position and continued robotics momentum, while lowering our full-year Adjusted EBITDA guidance range to reflect the slower pace of margin recovery, as follows.

(In millions, except per share data)	2026 Guidance Ranges
Net sales	$1,270 - $1,310
Organic net sales growth	3.5% - 7.0%
Diluted net income per share	$2.15 - $2.80
Adjusted diluted net income per share**	$3.80 - $4.45
Adjusted EBITDA**	$155 - $170
Adjusted EBITDA margin**	12.2% - 13.0%
Capital expenditures	~$25
Adjusted effective tax rate**	24% - 29%
**Non-GAAP Measures: see supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
Conference Call
Tennant will host a conference call to discuss its 2026 second quarter results on August 6, 2026, at 9 a.m. Central Time (10 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the overview page. A replay of the conference call, with slides, will be available at investors.tennantco.com.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.20 billion in 2025 and has approximately 4,500 employees. Tennant has manufacturing operations throughout the world and sells products directly in more than 21 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.
Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets the Company serves. Particular risks and uncertainties presently facing it include: geopolitical and economic uncertainty throughout the world; our ability to comply with global laws and regulations; changes in foreign currency exchange rates; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability
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Page 5 – Tennant Company Reports Second Quarter 2026 Results
claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; complications with our new ERP system; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; our ability to develop and commercialize new innovative products and services; and risks related to our business transformation and strategic initiatives.
The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in its 2025 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
The Company believes that disclosing S&A expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company uses these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for legal contingency costs, ERP modernization costs, ERP amortization costs, legal and financial advisory costs, restructuring-related costs, transaction and integration-related costs, equity method losses and amortization expense. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.
INVESTOR RELATIONS CONTACT:
Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242
FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$324.0	$318.6	$621.9	$608.6
Cost of sales	196.1	184.5	380.4	354.5
Gross profit	127.9	134.1	241.5	254.1
Selling and administrative expense	99.5	93.7	197.6	184.4
Research and development expense	12.5	9.8	23.1	19.5
Operating income	15.9	30.6	20.8	50.2
Interest expense, net	(4.3)	(2.2)	(7.7)	(4.5)
Net foreign currency transaction loss	(0.3)	(0.8)	(0.7)	(1.0)
Other expense, net	(1.0)	(0.3)	(1.2)	(0.2)
Income before income taxes	10.3	27.3	11.2	44.5
Income tax expense	2.7	7.1	3.4	11.2
Net income	$7.6	$20.2	$7.8	$33.3

Net income per share
Basic	$0.44	$1.10	$0.45	$1.79
Diluted	$0.44	$1.08	$0.45	$1.77

Weighted average shares outstanding
Basic	16,898,741	18,508,758	17,226,826	18,605,187
Diluted	17,171,367	18,687,918	17,456,349	18,820,298
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Americas	$218.7	$213.5	2.4%	$412.7	$410.8	0.5%
Europe, Middle East and Africa	86.5	84.7	2.1%	173.4	160.7	7.9%
Asia Pacific	18.8	20.4	(7.8)%	35.8	37.1	(3.5)%
Total	$324.0	$318.6	1.7%	$621.9	$608.6	2.2%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except shares and per share data)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$76.9	$106.4
Receivables, less allowances of $10.9 and $10.4, respectively	286.3	256.8
Inventories	201.9	198.5
Prepaid and other current assets	48.7	38.0
Total current assets	613.8	599.7
Property, plant and equipment, less accumulated depreciation of $301.7 and $289.0, respectively	187.7	189.8
Operating lease assets	54.4	56.9
Goodwill	208.3	208.6
Intangible assets, net	48.6	52.6
Other assets	158.0	161.3
Total assets	$1,270.8	$1,268.9
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.5	$0.4
Accounts payable	112.9	127.5
Employee compensation and benefits	42.8	40.9
Other current liabilities	144.0	124.3
Total current liabilities	300.2	293.1
Long-term debt	358.4	273.2
Long-term operating lease liabilities	32.4	35.5
Employee benefits	16.0	15.7
Deferred income taxes	3.9	3.3
Other liabilities	24.7	44.7
Total long-term liabilities	435.4	372.4
Total liabilities	$735.6	$665.5
Common Stock, $0.375 par value; 60,000,000 shares authorized; 17,049,303 and 17,846,681 shares issued and outstanding, respectively	6.4	6.7
Additional paid-in capital	1.3	—
Retained earnings	564.4	628.1
Accumulated other comprehensive loss	(38.7)	(33.2)
Total Tennant Company shareholders' equity	533.4	601.6
Noncontrolling interest	1.8	1.8
Total equity	535.2	603.4
Total liabilities and total equity	$1,270.8	$1,268.9
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Page 8 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$7.8	$33.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	23.1	21.9
Amortization expense	6.8	6.8
Loss from equity method investments	0.5	—
Deferred income tax expense (benefit)	3.9	(0.2)
Share-based compensation expense	3.6	5.8
Bad debt and returns expense	1.2	3.3
Other, net	0.4	0.3
Changes in operating assets and liabilities:
Receivables	(31.1)	(2.4)
Inventories	(18.3)	(8.3)
Accounts payable	(12.7)	(6.2)
Employee compensation and benefits	1.9	(13.9)
Other assets and liabilities	(13.3)	(18.3)
Net cash (used in) provided by operating activities	(26.2)	22.1
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(8.5)	(10.8)
Payments made in connection with business acquisition, net of cash acquired	(7.2)	—
Investment in leased assets	(0.2)	(0.2)
Cash received from leased assets	0.5	0.4
Net cash used in investing activities	(15.4)	(10.6)
FINANCING ACTIVITIES
Proceeds from borrowings	115.0	15.0
Repayments of borrowings	(30.0)	(0.8)
Repurchases from exercise of stock options, net of employee tax withholdings obligations of $3.2 and $2.9, respectively	(2.3)	(2.4)
Repurchases of common stock	(60.5)	(33.6)
Dividends paid	(10.8)	(11.0)
Net cash provided by (used in) financing activities	11.4	(32.8)
Effect of exchange rate changes on cash and cash equivalents	0.7	1.6
Net decrease in cash and cash equivalents	(29.5)	(19.7)
Cash and cash equivalents at beginning of period	106.4	99.8
Cash and cash equivalents at end of period	$76.9	$80.1
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Page 9 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income - as reported	$7.6	$20.2	$7.8	$33.3
Adjustments:
Amortization expense	2.4	2.5	5.0	5.0
Restructuring-related charge (S&A expense) (2)	1.0	(0.3)	1.4	0.8
ERP modernization costs (S&A expense) (3)	2.3	5.1	6.4	9.6
ERP amortization costs (S&A expense) (4)	0.5	—	1.0	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—	0.2	—
Legal contingency costs (S&A expense) (6)	0.1	0.3	0.3	0.3
Legal and financial advisory costs (S&A expense) (7)	—	—	2.2	—
Equity method losses (Other expense, net) (8)	0.4	—	0.4	—
Net income - as adjusted	$14.4	$27.8	$24.7	$49.0

Net income per share - as reported:
Diluted	$0.44	$1.08	$0.45	$1.77
Adjustments:
Amortization expense	0.15	0.14	0.29	0.27
Restructuring-related charge (S&A expense) (2)	0.06	(0.02)	0.08	0.04
ERP modernization costs (S&A expense) (3)	0.12	0.27	0.36	0.51
ERP amortization costs (S&A expense) (4)	0.03	—	0.06	—
Transaction and integration-related costs (S&A expense) (5)	0.01	—	0.01	—
Legal contingency costs (S&A expense) (6)	—	0.02	0.01	0.02
Legal and financial advisory costs (S&A expense) (7)	—	—	0.13	—
Equity method losses (Other expense, net) (8)	0.02	—	0.02	—
Net income per diluted share - as adjusted	$0.83	$1.49	$1.41	$2.60
(2) Restructuring expenses represent the execution of a multi-year enterprise strategy to drive increased productivity throughout our operations.
(3) Enterprise Resource Planning (ERP) modernization initiative investment. Represents the expense component of our broader ERP investment, excluding capitalized costs. This investment is expected to drive future operational efficiencies across the organization.
(4) Amortization of ERP modernization costs represent the amortization of capitalized implementation costs related to cloud computing arrangements, which primarily relate to our implementation of a new ERP system.
(5) Due diligence and integration costs associated with the acquisition of Reinigungstechnik 4 You and Clean Machine Falkenberg AB and Repax AB.
(6) Incremental expense associated with the legal settlement accrual related to the Oxygenator Water Technologies, Inc. (OWT) intellectual property dispute regarding ec-H2O™ technology, as described in Note 13, Commitments and Contingencies, of the Form 10-Q for the quarter ended June 30, 2026.
(7) Represents third-party legal and advisory fees incurred in connection with the negotiation and execution of a cooperation agreement with Vision One, a shareholder of the Company, and excludes ordinary-course investor relations activities and routine legal expenses.
(8) Represents the Company's proportionate share of losses from its equity method investment, as described in Note 12, Equity Method Investments, of the Form 10-Q for the quarter ended June 30, 2026.
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Page 10 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income - as reported	$7.6	$20.2	$7.8	$33.3
Adjustments:
Interest expense, net	4.3	2.2	7.7	4.5
Income tax expense	2.7	7.1	3.4	11.2
Depreciation expense	11.7	11.3	23.1	21.9
Amortization expense	3.3	3.4	6.8	6.8
EBITDA	29.6	44.2	48.8	77.7
Adjustments:
Restructuring-related charge (S&A expense) (2)	1.3	(0.3)	1.8	1.2
ERP modernization costs (S&A expense) (3)	2.8	6.7	8.4	12.7
ERP amortization costs (S&A expense) (4)	0.7	—	1.3	—
Transaction and integration-related costs (S&A expense) (5)	0.2	—	0.3	—
Legal contingency costs (S&A expense) (6)	0.2	0.4	0.4	0.4
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Equity method losses (Other expense, net) (8)	0.5	—	0.5	—
EBITDA - as adjusted	$35.3	$51.0	$64.4	$92.0
EBITDA margin - as adjusted	10.9%	16.0%	10.4%	15.1%

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Page 11 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
S&A expense - as reported	$99.5	$93.7	$197.6	$184.4
S&A expense as a percent of net sales - as reported	30.7%	29.4%	31.8%	30.3%
Adjustments:
Restructuring-related charge (S&A expense) (2)	(1.3)	0.3	(1.8)	(1.2)
ERP modernization costs (S&A expense) (3)	(2.8)	(6.7)	(8.4)	(12.7)
ERP amortization costs (S&A expense) (4)	(0.7)	—	(1.3)	—
Transaction and integration-related costs (S&A expense) (5)	(0.2)	—	(0.3)	—
Legal contingency costs (S&A expense) (6)	(0.2)	(0.4)	(0.4)	(0.4)
Legal and financial advisory costs (S&A expense) (7)	—	—	(2.9)	—
S&A expense - as adjusted	$94.3	$86.9	$182.5	$170.1
S&A expense as a percent of net sales - as adjusted	29.1%	27.3%	29.3%	27.9%

Operating income - as reported	$15.9	$30.6	$20.8	$50.2
Operating margin - as reported	4.9%	9.6%	3.3%	8.2%
Adjustments:
Restructuring-related charge (S&A expense) (2)	1.3	(0.3)	1.8	1.2
ERP modernization costs (S&A expense) (3)	2.8	6.7	8.4	12.7
ERP amortization costs (S&A expense) (4)	0.7	—	1.3	—
Transaction and integration-related costs (S&A expense) (5)	0.2	—	0.3	—
Legal contingency costs (S&A expense) (6)	0.2	0.4	0.4	0.4
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Operating income - as adjusted	$21.1	$37.4	$35.9	$64.5
Operating margin - as adjusted	6.5%	11.7%	5.8%	10.6%
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Page 12 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Other Expense, Net, Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Other expense, net - as reported	$(1.0)	$(0.3)	$(1.2)	$(0.2)
Adjustments:
Equity method losses (Other expense, net) (8)	0.5	—	0.5	—
Other expense, net - as adjusted	$(0.5)	$(0.3)	$(0.7)	$(0.2)

Income before income taxes - as reported	$10.3	$27.3	$11.2	$44.5
Adjustments:
Amortization expense	3.3	3.4	6.8	6.8
Restructuring-related charge (S&A expense) (2)	1.3	(0.3)	1.8	1.2
ERP modernization costs (S&A expense) (3)	2.8	6.7	8.4	12.7
ERP amortization costs (S&A expense) (4)	0.7	—	1.3	—
Transaction and integration-related costs (S&A expense) (5)	0.2	—	0.3	—
Legal contingency costs (S&A expense) (6)	0.2	0.4	0.4	0.4
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Equity method losses (Other expense, net) (8)	0.5	—	0.5	—
Income before income taxes - as adjusted	$19.3	$37.5	$33.6	$65.6

Income tax expense - as reported	$2.7	$7.1	$3.4	$11.2
Effective tax rate - as reported	26.3%	26.0%	30.5%	25.2%
Adjustments (9):
Amortization expense	0.9	0.9	1.8	1.8
Restructuring-related charge (S&A expense) (2)	0.3	—	0.4	0.4
ERP modernization costs (S&A expense) (3)	0.5	1.6	2.0	3.1
ERP amortization costs (S&A expense) (4)	0.2	—	0.3	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—	0.1	—
Legal contingency costs (S&A expense) (6)	0.1	0.1	0.1	0.1
Legal and financial advisory costs (S&A expense) (7)	—	—	0.7	—
Equity method losses (Other expense net) (8)	0.1	—	0.1	—
Income tax expense - as adjusted	$4.9	$9.7	$8.9	$16.6
Effective tax rate - as adjusted	25.7%	25.9%	26.8%	25.3%
(9) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 13 – Tennant Company Reports Second Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Net Leverage Ratio Based on TTM Adjusted EBITDA

Adjusted Net Debt

(In millions)	June 30, 2026	December 31, 2025
Long-term debt	$358.4	$273.2
Current portion of long-term debt	0.5	0.4
Cash and cash equivalents	(76.9)	(106.4)
Adjusted net debt	$282.0	$167.2

Net Leverage Ratio

The following table shows the calculation of the net leverage ratio (in millions, except for the net leverage ratio).

	June 30, 2026	December 31, 2025
Adjusted net debt (numerator)	$282.0	$167.2
TTM adjusted EBITDA (denominator) (10)	139.8	167.4
Net leverage ratio	2.0	1.0
(10) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve-month period.

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